EXHIBIT 4.15

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated as of January 31, 2011 (this “Pledge Supplement”), is delivered by KANSAS STAR CASINO, LLC, a Kansas limited liability company (the “Grantor”), pursuant to the Pledge and Security Agreement, dated as of August 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among DIAMOND JO, LLC, a Delaware limited liability company, DIAMOND JO WORTH, LLC, a Delaware limited liability company, PENINSULA GAMING, LLC, a Delaware limited liability company (“PGL”), PENINSULA GAMING CORP., a Delaware corporation (“PGC”), THE OLD EVANGELINE DOWNS, L.L.C., a Louisiana limited liability company, BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company, the other Grantors from time to time party thereto and U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

WHEREAS, PGL and PGC, as co-issuers, the subsidiaries of PGL party thereto as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee, are parties to that certain Indenture, dated as of August 6, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), and, in connection with the Indenture, PGL, PGC and the Guarantors entered into the Security Agreement;

WHEREAS, the Indenture requires the Grantor to become a party to the Security Agreement; and

WHEREAS, the Grantor has agreed to execute and deliver this Pledge Supplement in order to become a party to the Security Agreement.

NOW, THEREFORE, IT IS AGREED THAT:

By executing and delivering this Pledge Agreement, the Grantor hereby (a) becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and (b) confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in and continuing lien on all of the Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which the Grantor now has or hereafter acquires an interest and wherever the same may be located.  The Grantor represents and warrants that (i) each of the representations and warranties contained in Section 5 of the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Pledge Supplement) as if made on and as of such date and (ii) the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

[Signature Page Follows]

NEWYORK 7982923 (2K)

IN WITNESS WHEREOF, the Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of the date first written above.

KANSAS STAR CASINO, LLC

Date	By:	/s/ Natalie Schramm
Name: Natalie Schramm
Title: Chief Financial Officer

NEWYORK 7982923 (2K)	Peninsula Gaming Kansas Star Casino, LLC - Pledge Supplement
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SUPPLEMENT TO SCHEDULE 5.1
TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A) Full Legal Name, Type of Organization, Jurisdiction of Organization, Chief Executive Office/Sole Place of Business and Organizational Identification Number of the Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Chief Executive Office/Sole Place of Business (or Residence if Grantor is a Natural Person)	Organization Identification Number
Kansas Star Casino, LLC	Limited liability company	Kansas	600 Star Brewery Dr. Ste 110 Dubuque, IA 52001	6489132

(B)Other Names (including any Trade Name or Fictitious Business Name) under which the Grantor currently conducts business:

Full Legal Name	Trade Name
Kansas Star Casino, LLC	Kansas Star Casino

(C)      Changes in Name, Jurisdiction of Organization, Chief Executive Office or Sole Place of Business and Corporate Structure of the Grantor within past five years:  None.
(D)Agreements pursuant to which the Grantor is bound as debtor within past five years:  None.

NEWYORK 7982923 (2K)

SUPPLEMENT TO SCHEDULE 5.2
TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.           INVESTMENT RELATED PROPERTY

(A) Pledged Debt:  None.

(B) Securities Accounts:

Grantor	Name and Address of Securities Intermediary	Account Number	Account Name
Kansas Star Casino, LLC	Wells Fargo Brokerage Services, LLC 608 Second Avenue Minneapolis, MN 55479	28730232	Securities Account

 (C) Deposit Accounts:

Grantor	Name and Address of Depositary Bank	Account Number	Account Name
Kansas Star Casino, LLC	American Trust P.O. Box 938 Dubuque, IA 52004	2435161639	Checking Account
Kansas Star Casino, LLC	American Trust P.O. Box 938 Dubuque, IA 52004	2999360544	Money Market Account

(D) Commodity Contracts and Commodities Accounts:  None.

II.           INTELLECTUAL PROPERTY

(A) Copyrights:  None.

(B) Copyright Licenses:  None.

(C) Patents:  None.

(D) Patent Licenses:  None.

(E) Trademarks:  None.

(F) Trademark Licenses:  None.

(G) Trade Secret Licenses:  None.

III.           COMMERCIAL TORT CLAIMS

None.

IV.           LETTER OF CREDIT RIGHTS

None.

V.	WAREHOUSEMAN, BAILEES AND OTHER THIRD PARTIES IN POSSESSION OF COLLATERAL

None.

VI.           TIMBER TO BE CUT

None.

VII.           JUDGMENTS

None.

NEWYORK 7982923 (2K)

SUPPLEMENT TO SCHEDULE 5.4
TO PLEDGE AND SECURITY AGREEMENT

UCC FINANCING STATEMENTS

Grantor	Filing Jurisdiction
Kansas Star Casino, LLC	Kansas Secretary of State

NEWYORK 7982923 (2K)

SUPPLEMENT TO SCHEDULE 5.5
TO PLEDGE AND SECURITY AGREEMENT

LOCATIONS OF EQUIPMENT AND INVENTORY

None.

NEWYORK 7982923 (2K)